                              INDEMNIFICATION AGREEMENT


DATE:         October 7, 1996

PARTIES:      PFC Acquisition Corp.
              2600 Eagan Woods Drive
              Suite 155
              Eagan, MN  55121                              ("PFC Acquisition")

              United Community Bancshares, Inc.
              2600 Eagan Woods Drive
              Suite 155
              Eagan, MN  55121                                       ("United")

              The Park Financial Corporation Common
                 Stock Revocable Trust, Under Agreement
                 Dated May 28, 1980
              c/o J. Kevin Costley, Esq.
              Lindquist & Vennum P.L.L.P.
              4200 IDS Center
              80 South 8th Street
              Minneapolis, MN  55402-2205                         (the "Trust")

              Edith Darling Ries
              [home address
              is listed]

              Cynthia R. Darling
              [home address
              is listed]

              Andrew D. Darling, Jr.
              [home address
              is listed]

              Michael Darling
              [home address
              is listed]

              Bonnie Darling McKinney
              [home address
              is listed]


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RECITALS:

    A. Edith Darling Ries, Cynthia R. Darling, Andrew D. Darling, Jr., Michael Darling and Bonnie Darling McKinney are all of the beneficiaries of the Trust.

    B. The Trust currently owns 340,000 shares (which represent 70.07% on a fully-diluted basis) of the issued and outstanding capital stock of Park Financial Corporation, a Minnesota corporation (the "Company").

    C. PFC Acquisition, United, the Trust and the Company are all parties to that certain Merger Agreement dated the date hereof (the "Merger Agreement").

    D. To induce PFC Acquisition and United to enter into the Merger Agreement, the Trust and its beneficiaries agreed to provide PFC Acquisition and United with certain indemnification rights as provided in this Agreement.

AGREEMENTS:

    IN CONSIDERATION of the premises, and the mutual covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

    1. DEFINED TERMS. All capitalized terms used herein and not otherwise defined herein have the same meanings as ascribed to them in the Merger Agreement.

    2. LIMITED INDEMNIFICATION. The Trust, Edith Darling Ries, Cynthia R. Darling, Andrew D. Darling, Jr., Michael Darling and Bonnie Darling McKinney (collectively the "Indemnifying Parties"), jointly and severally, agree to indemnify and hold harmless United, PFC Acquisition, the Surviving Corporation and/or the Bank, as the case may be, from and against any and all claims, losses, damages, liabilities or expenses (including reasonable attorneys' fees and expenses, expert fees and other litigation costs) arising or incurred within six years after the Merger Effective Time, as a result of any claims, actions or proceedings made or brought against United, PFC Acquisition, the Surviving Corporation and the Bank, or any one or more of them, by the Indemnifying Parties (or any related parties and affiliates of the Indemnifying Parties), and the other shareholders of the Company, or any one or more of them, for any or no reason. Notwithstanding the foregoing, the Indemnifying Parties shall have no obligation to indemnify United and PFC Acquisition with respect to any claim, action or proceeding which is finally determined by a court of competent jurisdiction to have resulted solely from United's or PFC Acquisition's breach of the Merger Agreement.

    3. NOTICE AND OPPORTUNITY TO DEFEND. United, PFC Acquisition, the Surviving Corporation and/or the Bank, as the case may be, shall promptly, and in all events within ninety (90) days of obtaining actual knowledge thereof (the "Notifying Party"), notify the Indemnifying Parties of the existence of any claim, demand or other matter requiring a defense to which the Indemnifying Parties' obligations under Section 2 would apply. The Notifying Party shall give the Indemnifying Parties a reasonable opportunity to defend the claim, demand or matter at the Indemnifying Parties' own expense and with counsel selected by the Indemnifying Parties and satisfactory to the Notifying Party; provided that the


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Notifying Party shall at all times also have the right to fully participate in the defense at its own expense. Any such claim, demand or other matter shall not be settled or compromised without the consent of the Notifying Party; provided, however, if the Notifying Party does not consent to such settlement or compromise, such claim, demand or other matter shall not be settled or compromised, but the Indemnifying Parties' obligation to indemnify with respect hereto shall be limited to the amount for which such claim, demand or other matter could have been settled or compromised, together with the cost of defense through the date such matter could have been settled or compromised. If the Indemnifying Parties shall, within a reasonable time after receipt of notice, fail to defend, the Notifying Party shall have the right, but not the obligation, to undertake the defense, and to compromise or settle, exercising reasonable business judgment, the claim, demand or other matter on behalf, for the account and at the risk of the Indemnifying Parties.

    4. PAYMENT INTO ESCROW. The Trust hereby agrees that if any one or more of the Indemnifying Parties has failed to execute and deliver to PFC Acquisition and United the separate signature page to this Indemnification Agreement on or before November 30, 1996, then an amount equal to Three Hundred Thousand Dollars ($300,000) of the Merger Consideration payable to the Trust shall be placed and held in escrow with a third party escrow agent for such period of time as may be necessary to provide funds to pay any indemnification claims which may be made under this Indemnification Agreement. In the event that each and every Indemnifying Party has executed and delivered to PFC Acquisition and United a separate signature page to this Agreement on or before November 30, 1996, then the provisions of this Section 4 shall be of no further force and effect.

    5. ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties hereto with respect to the indemnification contemplated hereby and supersedes all prior agreements and understandings among the parties, if any, with respect to such indemnification. The parties acknowledge and agree that this Indemnification Agreement is a separate agreement from the Merger Agreement, and in the event of any inconsistency between the provisions of the Merger Agreement and this Agreement, the provisions of this Agreement shall control.

    6. HEADINGS. The headings of Sections herein are for purpose of reference only and shall not limit or otherwise affect the meaning hereof.

    7. AMENDMENT. No amendment, modification, termination or waiver of any provision of this Agreement will be effective unless in writing and signed by all parties hereto.

    8. SUCCESSORS IN INTEREST. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs and permitted assigns.

    9. PARTIAL INVALIDITY. Any provision of this Agreement which is prohibited or unenforceable will be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

    10. NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when personally delivered or


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deposited in the United States Mail, mailed first class, certified and return receipt requested, addressed as indicated at the beginning of this Agreement. Any party may, by notice so given to the other party, change the address to which notices shall thereafter be sent. In all events, the postmark date of such notice or notices shall be deemed the effective date of such notice for all purposes hereunder.

    11. WAIVERS. No failure or delay on the part of any party in exercising any right, power or remedy hereunder will operate as a waiver thereof, nor will any single or partial exercise of any right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder.

    12. GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the State of Minnesota.

    13. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.



[THE SIGNATURE PAGES FOLLOW].


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                                    SIGNATURE PAGE
                                          to
                              INDEMNIFICATION AGREEMENT
                             dated as of October 7, 1996


    IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                                       PFC ACQUISITION CORP.



                                       By /s/
                                          --------------------------------
                                            Its Chairman


                                       and


                                       By /s/
                                          --------------------------------
                                            Its President



                                       UNITED COMMUNITY BANCSHARES, INC.



                                       By  /s/
                                          --------------------------------
                                            Its Chairman


                                       and


                                       By  /s/
                                          --------------------------------
                                            Its President

                                       THE PARK FINANCIAL CORPORATION
                                       COMMON STOCK REVOCABLE TRUST,
                                       UNDER AGREEMENT DATED MAY 28, 1980


                                       By   /s/
                                          --------------------------------
                                            Paul Klaverkamp
                                            A Trustee


                                       and


                                       By   /s/
                                          --------------------------------
                                            Edith Darling Ries
                                            A Trustee


                                       and


                                       By
                                          --------------------------------
                                            Cynthia R. Darling
                                            A Trustee



                                            /s/
                                       -----------------------------------
                                       Edith Darling Ries



                                       -----------------------------------
                                       Cynthia R. Darling



                                       -----------------------------------
                                       Andrew D. Darling, Jr.



                                       -----------------------------------
                                       Michael Darling



                                       -----------------------------------
                                       Bonnie Darling McKinney